UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2008
Capital Corp of the West
(Exact name of registrant as specified in its charter)

California	0-27384	77-0147763

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

550 West Main Street
Merced, California	95340

(Address of principal executive offices)	(Zip Code)
(209) 725-2200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
On May 2, 2008, KPMG LLP advised Capital Corp of the West (“Company”) that it resigned as the independent registered public accounting firm for the Company.
During the years ended December 31, 2007 and 2006 and the subsequent interim period through May 2, 2008, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K), except that KPMG LLP advised the Company of the following material weaknesses:
•	Management identified and included in its assessment material weaknesses related to the allowance for loan losses that arose from ineffective policies and procedures related to: appropriate risk classification of the loan portfolio; timely identification and monitoring of problem loans by sufficient levels of qualified and trained personnel; timely and accurate preparation and review of adequate documentation for SFAS 114, Accounting by Creditors for Impairment of a Loan ” (“SFAS No. 114”) analysis; and providing information about at risk loans on a timely basis, including appraisals necessary to support the valuations of collateral included in the Company’s SFAS No. 114 analysis.
•	Management also identified and included in its assessment a material weakness arising from ineffective entity-level controls to ensure that the appropriate accounting policies are selected and updated as circumstances change, and that the necessary policies and procedures for preparation of the financial statements are implemented and understood by Company personnel.
•	Management also identified and included in its assessment material weaknesses arising from ineffective policies and procedures related to: accounting for investments in limited partnerships; affordable housing partnerships and Other Real Estate Owned; accounting, presentation and disclosure of liabilities associated with mechanics liens, bonded stop notices on loans and the associated potential insurance recoveries; and the determination of minimum lease commitments.
The audit reports of KPMG LLP on the consolidated financial statements of Capital Corp of the West as of and for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of aforementioned material weaknesses on the achievement of the objectives of the control criteria and contained an explanatory paragraph describing the material weaknesses identified above.
The Company has provided KPMG LLP with a copy of this Current Report on Form 8-K and requested that KPMG LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, when received, will be filed with an amendment to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: May 8, 2008

CAPITAL CORP OF THE WEST
By:	/s/ David A. Heaberlin
David A. Heaberlin, Executive Vice
President and Chief Financial Officer (Duly Authorized Officer)

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